AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) dated as of November 3, 2016 between Validus America, Inc., a Delaware corporation (the “Company”), and Jonathan P. Ritz (the “Executive”).

WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of September 1, 2010 as amended on October 1, 2010 and March 12, 2015 (the “Agreement”);

WHEREAS, the Company and the Executive wish to amend the Agreement as set forth herein;

NOW THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

1.	The preamble to the Agreement is amended to change the definition of the “Company” to Validus Services, Inc., a Delaware corporation.

2.	Section 3.01 is amended to read in its entirety as follows:

Position and Duties. Effective on the Start Date, the Executive shall serve as Chief Executive Officer of Validus Specialty Underwriters, render such services to the Company and its Affiliates which are consistent with Executive’s position and have such responsibilities, powers and duties as may from time to time be prescribed by the senior executives of the Company; provided that such responsibilities, powers and duties are substantially consistent with those customarily assigned to individuals serving in such position at comparable companies or as may be reasonably required by the conduct of the business of the Company or its Affiliates. During the Employment Period, the Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company and its Affiliates. The Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person not related to the business of the Company or its Affiliates, whether for compensation or otherwise, without prior written consent of the Company.

3.	Section 3.02 is amended to read in its entirety as follows:

Work Location. While employed by the Company hereunder, the Executive shall perform his duties (when not traveling or engaged elsewhere in the performance of his duties) at the offices of the Company in New York City or at such other place as the Company may in its discretion from time to time direct. The Executive shall travel to such places outside of New York City on the business of the Company in such manner and on such occasions as the Company may from time to time reasonably require.

4.	Section 4.01 is amended to read in its entirety as follows:

Base Salary. During the Employment Period, the Executive’s base salary will be $550,000.00 per annum (the “Base Salary”). The Base Salary will be payable semi-monthly in (24) twenty-four equal instalments on the 15th and 30th of the month. If applicable, deductions may be made from this gross amount as is paid in accordance with our regular payroll procedures and subject to deductions from taxes and other withholdings as required by law. Annually during the Employment Period the Company shall review with the Executive his job performance and compensation, and if deemed appropriate by the Board of Directors of the Company or its delegate, in its discretion, the Executive’s Base Salary may be increased.

5.	Section 4.02 is amended to read in its entirety as follows:

Bonuses. In addition to the Base Salary, the Executive shall be eligible to participate in an annual bonus plan on terms set forth from time to time by the Board of Directors of the Company; provided, however, that the Executive’s target annual bonus will be 150% of his Base Salary.

6.	Except as set forth herein, the Agreement shall continue in full force and effect in accordance with its terms.

7.
This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.
VALIDUS AMERICA, INC.
By:    /s/ Robert Kuzloski
Printed Name: Robert Kuzloski
Title: Director

VALIDUS SERVICES, INC.
By:    /s/ Robert Kuzloski
Printed Name: Robert Kuzloski
Title: Director

By:    /s/ Jonathan P. Ritz
Printed Name: Jonathan P. Ritz